Exhibit 99.1

For Immediate Release

April 17, 2007

Leesport Financial Corp. Announces 2007 First Quarter Earnings.

Wyomissing, PA: Leesport Financial Corp. (“Company”) (NASDAQ: FLPB) reported net income for the three months ended March 31, 2007 of $1,990,000, a 12.5% decrease over net income of $2,274,000 for the same period in 2006.  Total revenue for the three months ended March 31, 2007 was $21,339,000 as compared to $19,562,000 for the same period in 2006, a 9.1% increase.

Robert D. Davis, President and Chief Executive Officer of Leesport Financial Corp. commented “Our first quarter results clearly reflect the challenges felt throughout the financial services industry.  At Leesport, we continue to experience pressure on our net interest income as our net interest margin compresses due to the inverted yield curve.  To help our Company better position itself in this unprecedented rate environment, we recently completed a restructuring of a portion of our balance sheet through the sale of lower yielding securities and reinvested the proceeds to purchase higher yielding securities.  We believe this balance sheet restructuring will help our company better position itself for an uncertain interest rate environment and improve our net interest income and net interest margin without increasing our interest rate risk.”  Davis continued, “During the first quarter, we experienced modest growth in our commercial loan portfolio.  We anticipate a return to our historically strong commercial loan growth for the balance of the calendar year across our markets with equal attention being paid to maintaining above average credit quality.  As reported previously, we hired a new commercial banking team who joined us in late 2006.  This strategic investment is consistent with our commercial client focus and is beginning to produce measurable new business in our Madison Bank Division in terms of commercial loans, cash management fees and cost effective core deposit growth.  They will also provide a steady source of referrals to our insurance and wealth management lines of business as well.”

During the three months ended March 31, 2007, the Company recorded a cumulative-effect adjustment to reduce retained earnings by $2.1 million, net of tax, as a result of the Company’s election to early adopt Statement of Financial Accounting Standards (“SFAS”) No. 159 and No. 157.  Effective January 1, 2007, the Company elected the fair value measurement option for certain pre-existing financial assets and liabilities including $64.1 million of available for sale investment securities and $20.1 of junior subordinated debentures issued to capital trusts (“trust preferred securities”).  Under the provisions of SFAS No. 159, the cumulative-effect adjustment is a one-time charge to equity and will not be recognized in current earnings.

As mentioned earlier, the Company believes early adoption of SFAS No. 159 and No. 157 will have a positive impact on the Company’s ability to manage its balance sheet from both a market and an interest rate risk perspective which will benefit interest income, net income and earnings per common share for the remainder of 2007 and beyond.  A more detailed discussion of the early adoption of SFAS No. 159 and No. 157 will be included in the Company’s Form 10-Q for the first quarter.

As a result of the fair value measurement election and subsequent sale of $64.1 million in lower-yielding available for sale securities mentioned earlier, the Company recognized a pretax loss of $112,000 which is included in the operating results for the three months ended March 31, 2007.  Additionally, in the first quarter of 2007, the Company purchased $65.5 million of higher-yielding investment securities.

Net Interest Income

For the three months ended March 31, 2007, net interest income before the provision for loan losses increased 2.7% to $8,130,000 compared to $7,914,000 for the same period in 2006.  The increase in net interest income for the three months resulted from a 16.1% increase in total interest income to $16,586,000 from $14,285,000 and a 32.7% increase in total interest expense to $8,456,000 from $6,371,000.

The increase in total interest income resulted from an increase in average earning assets for the three months ended March 31, 2007 of $77,695,000 due primarily to strong growth in commercial loans over the same period in 2006.

The increase in total interest expense for the three months ended March 31, 2007 resulted primarily from an increase in average interest-bearing deposits of $47,846,000 and short term borrowings and securities sold under agreements to repurchase of $53,912,000 and higher interest rates over the same period in 2006.

For the three months ended March 31, 2007, the net interest margin on a fully taxable equivalent basis was 3.62% as compared to 3.84% for the same period in 2006.  The decrease in net interest margin for the three months ended March 31, 2007 was due mainly to higher cost of time deposits and wholesale funds fueled by increases in short-term interest rates over the same periods in 2006 offset by strong organic commercial loan growth and a disciplined approach to deposit pricing.

Net interest income after the provision for loan losses for the three months ended March 31, 2007 was $7,980,000 as compared to $7,714,000 for the same periods in 2006, an increase of 3.4%.  The provision for loan losses for the three months ended March 31, 2007 was $150,000 compared to $200,000 for the same period in 2006.  Comparing March 31, 2007 to March 31, 2006, the decrease in the provision is due primarily to improved credit quality of the loan portfolio.  Net charge-offs to average loans was -0.02% for the three months ended March 31, 2007 as compared to 0.16% for the twelve months ended December 31, 2006.  As of March 31, 2007, the allowance for loan losses was $7,792,000 compared to $7,355,000 as of March 31, 2006, an increase of 5.9%.  Management continues to evaluate and classify the credit quality of the loan portfolio utilizing a qualitative and quantitative internal loan review process and has determined that the current allowance for loan losses is adequate.

Non-Interest Income

Total non-interest income for the three months ended March 31, 2007 decreased 9.9% to $4,753,000 compared to $5,277,000 for the same period in 2006.

Net securities losses were $75,000 for the three months ended March 31, 2007 compared to net securities gains of $104,000 for the same period in 2006.  The net securities losses were primarily due to the sale of $64.1 million in lower-yielding available for sale securities discussed earlier.

For the three months ended March 31, 2007, revenue from commissions and fees from insurance sales increased 1.9% to $2,725,000 compared to $2,673,000 for the same period in 2006.  The increase for the three months ended March 31, 2007 is mainly attributed to increased contingency income on insurance products offered through Essick & Barr, LLC, a wholly owned subsidiary of the Company.

For the three months ended March 31, 2007, revenue from mortgage banking activity decreased to $553,000 from $1,055,000, or 47.6%, for the same period in 2006.  The decrease was primarily due to declining volume of loans sold into the secondary mortgage market.  The Company operates its mortgage banking activities through Philadelphia Financial Mortgage Company, a division of Leesport Bank.

For the three months ended March 31, 2007, revenue from brokerage and investment advisory commissions and fee activity increased to $226,000 from $192,000, or 17.7%, for the same period in 2006.  The increase is due primarily to an increase in investment advisory service activity offered through Madison Financial Advisors, LLC, a wholly owned subsidiary of the Company.

For the three months ended March 31, 2007, service charges on deposits decreased to $646,000 from $690,000, or 6.4%, for the same period in 2006.  The decrease for the three months is due primarily to a decrease in non-sufficient funds transactions.

For the three months ended March 31, 2007, earnings on investment in life insurance increased to $199,000 from $127,000, or 56.7%, for the same period in 2006.  The increase is due primarily to the purchase of $5 million of additional bank owned life insurance (“BOLI”).

For the three months ended March 31, 2007, other income including gain on sale of loans increased to $479,000 from $436,000, or 9.9%, for the same period in 2006.  The increase for the three months is due primarily to an increase in gains on sales of SBA loans.

Non-Interest Expense

Total non-interest expense for the three months ended March 31, 2007 increased 1.6% to $10,199,000 compared to $10,035,000 for the same period in 2006.

Salaries and benefits were $5,607,000 for the three months ended March 31, 2007, an increase of 0.5% compared to $5,579,000 for the same period in 2006.  Included in salaries and benefits for the three months ended March 31, 2007 and March 31, 2006 were stock-based compensation costs of $89,000 and $37,000, respectively.  The overall increase in salaries and benefits for the comparative three month period is primarily attributed to the hiring of a new commercial banking team.  These experienced Relationship Managers joined the Madison Bank Division in December 2006, and are a reflection of the Company’s strategic commitment to expanding its presence in the Philadelphia suburban market.

For the three months ended March 31, 2007, occupancy expense and furniture and equipment expense decreased to $1,742,000 from $1,866,000, or 6.6%, for the same period in 2006.  The decrease is due primarily to a reduction in building lease expense and equipment depreciation expense.

Income Tax Expense

Income tax expense for the three months ended March 31, 2007 was $544,000, a 20.2% decrease as compared to income tax expense of $682,000 for the three months ended March 31, 2006.  The effective income tax rate for the three months ended March 31, 2007 and 2006 was 21.5% and 23.1%, respectively.  The decrease in the effective income tax rate for the three month periods is due primarily to tax exempt income increasing while income before income taxes decreased.

Earnings Per Share

Diluted earnings per share for the three months ended March 31, 2007 were $0.37 on average shares outstanding of 5,440,419, an 11.9% decrease as compared to diluted earnings per share of $0.42 on average shares outstanding of 5,394,802 for the three months ended March 31, 2006.  Share amounts and per share amounts reflect a 5% stock dividend distributed to shareholders on June 15, 2006.

Assets, Liabilities and Equity

Total assets as of March 31, 2007 were $1,051,974,000, an annualized increase of 4.0% compared to December 31, 2006.  Total loans as of March 31, 2007 increased $4,224,000 to $769,007,000, and total deposits increased $31,508,000 to $734,347,000, respectively, compared to December 31, 2006.  Total loan and total deposit balances had annualized increases of 2.2% and 17.9%, respectively.  Commercial loan balances as of March 31, 2007 had an annualized increase of 4.7% compared to December 31, 2006.  Total borrowings as of March 31, 2007 were $203,430,000, an annualized decrease of 17.5% as compared to December 31, 2006.

Shareholders’ equity increased as of March 31, 2007 to $103,290,000 from $102,130,000 at December 31, 2006, an annualized increase of 4.5%.  Included in shareholders’ equity is an unrealized loss position on available for sale securities, net of taxes, at March 31, 2007 of $929,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $2,526,000 at December 31, 2006.  Included in shareholders’ equity for the three months ended March 31, 2007 was a reduction to shareholders’ equity of $500,000, net of tax, as a result of the Company’s election to early adopt Statement of Financial Accounting Standards (“SFAS”) No. 159 and No. 157 discussed earlier.  As a result of the initial fair value measurement option for investment securities available for sale, effective January 1, 2007, the unrealized loss on available for sale securities of approximately $1.6 million, net of tax, included in accumulated other comprehensive loss was reclassified to retained earnings.  As a result of the initial fair value measurement option for junior subordinated debt, effective January 1, 2007, the fair value adjustment of junior subordinated debt, including all unamortized debt issuance costs and prepayment fees, was recorded as a reduction in retained earnings of approximately $500,000, net of tax.

Leesport Financial Corp. is a diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance (Insurance products offered through Essick & Barr, LLC), investments (Securities offered through UVEST Financial Services, a registered independent broker/dealer, Member NASD/SIPC), wealth management, equipment leasing, and title insurance services throughout Southeastern Pennsylvania.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	Quarter Ended Balances
	March 31,	December 31,
	2007	2006
	(unaudited)
Assets
Investment securities and interest bearing cash	$166,863	$168,048
Mortgage loans held for sale	6,672	5,582
Loans:
Commercial loans	599,044	592,026
Consumer loans	129,730	132,685
Mortgage loans	40,233	40,072
Total loans	$769,007	$764,783

Earning assets	$942,542	$938,413
Total assets	1,051,974	1,041,632

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	113,568	108,549
NOW, money market and savings	294,457	290,857
Time deposits	326,322	303,433
Total deposits	$734,347	$702,839

Federal funds purchased	$69,560	$82,105
Securities sold under agreements to repurchase	96,220	90,987

Long-term debt	17,500	19,500
Junior subordinated debt	20,150	20,150
Shareholders’ equity	$103,290	$102,130

Actual shares outstanding	5,412,477	5,386,355
Book value per share	$19.08	$18.96

	Asset Quality Data
	For the Period Ended
	Three Months	Twelve Months
	March 31,	December 31,
	2007	2006
	(unaudited)
Non-accrual loans	$5,076	$3,989
Loans past due 90 days or more	865	93
Renegotiated troubled debt	316	319
Total non-performing loans	6,257	4,401
Other real estate owned	590	858
Total non-performing assets	$6,847	$5,259

Loans outstanding at end of period	$769,007	$764,783
Allowance for loan losses	7,792	7,611

Net charge-offs to average loans (annualized)	-0.02%	0.15%

Allowance for loan losses as a percent of total loans	1.01%	1.00%

Allowance for loan losses as percent of total non-performing loans	124.53%	172.94%

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances
	For the Three Months Ended
	(unaudited)
	March 31,	March 31,
	2007	2006
Assets
Investment securities and interest bearing cash	$166,916	$184,650
Mortgage loans held for sale	4,308	11,311
Loans:
Commercial loans	595,506	490,894
Consumer loans	132,533	134,877
Mortgage loans	39,973	39,450
Other	—	359
Total loans	$768,012	$665,580

Earning assets	$939,236	$861,541
Goodwill and intangible assets	43,643	43,929
Total assets	1,045,392	964,228

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	103,543	111,875
NOW, money market and savings	297,578	292,494
Time deposits	315,228	272,466
Total deposits	$716,349	$676,835

Short term borrowings	$80,420	$54,017
Securities sold under agreements to repurchase	91,288	63,779

Long-term debt	18,200	41,689
Junior subordinated debt	20,150	20,150
Shareholders’ equity	$103,196	$95,814

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended
	(unaudited)
	March 31,	March 31,
	2007	2006
Interest income	$16,586	$14,285
Interest expense	8,456	6,371
Net interest income	8,130	7,914
Provision for loan losses	150	200
Net Interest Income after provision for loan losses	7,980	7,714

Securities gains (losses), net	(75)	104
Commissions and fees from insurance sales	2,725	2,673
Mortgage banking activities	553	1,055
Brokerage and investment advisory commissions and fees	226	192
Service charges on deposits	646	690
Earnings on investment in life insurance	199	127
Other income	479	436
Total non-interest income	4,753	5,277

Salaries and employee benefits	5,607	5,579
Occupancy expense	1,101	1,205
Furniture and equipment expense	641	661
Other operating expense	2,850	2,590
Total non-interest expense	10,199	10,035
Income before income taxes	2,534	2,956
Income taxes	544	682
Net income	$1,990	$2,274

Per Share Data:
Basic average shares outstanding	5,404,338	5,332,106	*
Diluted average shares outstanding	5,440,419	5,394,802	*
Basic earnings per share	$0.37	$0.43	*
Diluted earnings per share	0.37	0.42	*
Cash dividends per share	0.19	0.17	*

Profitability Ratios:
Return on average assets	0.77%	0.96%
Return on average shareholders’ equity	7.82%	9.63%
Return on average tangible equity (equity less goodwill and intangible assets)	13.55%	17.77%
Net interest margin (fully taxable equivalent)	3.62%	3.84%
Effective tax rate	21.47%	23.07%

*      References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share data)

	March 31,	March 31,
	2007	2006
Assets
Cash and due from banks	$27,845	$25,277
Interest-bearing deposits in banks	739	158
Total cash and cash equivalents	28,584	25,435

Mortgage loans held for sale	6,672	11,371
Securities available for sale	163,019	176,168
Securities held to maturity	3,105	4,165
Loans, net of allowance for loan losses 3/2007 - $7,792; 3/2006 - $7,355	761,215	667,313
Premises and equipment, net	6,854	7,614
Identifiable intangible assets	4,356	4,990
Goodwill	39,189	38,805
Bank owned life insurance	17,356	11,814
Other assets	21,624	20,765
Total assets	$1,051,974	$968,440

Liabilities And Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$113,568	$116,476
Interest bearing	620,779	568,288
Total deposits	734,347	684,764
Securities sold under agreements to repurchase	96,220	68,579
Federal funds purchased	69,560	48,536
Long-term debt	17,500	41,000
Junior subordinated debt	20,150	20,150
Other liabilities	10,907	9,269
Total liabilities	948,684	872,298

Shareholders’ Equity
Common stock, $5.00 par value ;
Authorized 20,000,000 shares;
5,467,330 shares issued at March 31, 2007 and 5,142,018 shares issued at March 31, 2006	27,337	25,710
Surplus	59,028	53,236
Retained earnings	19,201	22,148
Accumulated other comprehensive loss	(929)	(3,576)
Treasury stock; 54,853 shares at March 31, 2007 and 57,562 shares at March 31, 2006, at cost	(1,347)	(1,376)
Total shareholders’ equity	103,290	96,142
Total liabilities and shareholders’ equity	$1,051,974	$968,440

SELECTED HIGHLIGHTS

Cash Dividends Declared

1st Qtr. 2006	$0.17	*
2nd Qtr. 2006	$0.18
3rd Qtr. 2006	$0.19
4th Qtr. 2006	$0.19
1st Qtr. 2007	$0.19

Common Stock (FLPB)

Quarterly Closing Price

03/31/2006	$24.74	*
06/30/2006	$23.00
09/30/2006	$22.78
12/31/2006	$23.91
03/31/2007	$21.62

*                 References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in thousands, except share data)

	Three Months Ended
	March 31,
	2007	2006
Interest Income
Interest and fees on loans	$14,494	$12,116
Interest on securities:
Taxable	1,721	1,813
Tax-exempt	135	203
Dividend income	227	149
Other interest income	9	4
Total interest income	16,586	14,285

Interest Expense
Interest on deposits	5,799	4,428
Interest on short-term borrowings	1,077	624
Interest on securities sold under agreements to repurchase	941	553
Interest on long-term debt	156	354
Interest on junior subordinated debt	483	412
Total interest expense	8,456	6,371

Net interest income	8,130	7,914
Provision for loan losses	150	200
Net interest income after provision for loan losses	7,980	7,714

Other income:
Customer service fees	646	690
Mortgage banking activities, net	553	1,055
Commissions and fees from insurance sales	2,725	2,673
Broker and investment advisory commissions and fees	226	192
Earnings on investment in life insurance	199	127
Gain on sale of loans	10	8
Gain (loss) on sales of securities	(75)	104
Other income	469	428
Total other income	4,753	5,277

Other expense:
Salaries and employee benefits	5,607	5,579
Occupancy expense	1,101	1,205
Furniture and equipment expense	641	661
Marketing and advertising expense	307	294
Identifiable intangible amortization	157	160
Professional services	344	227
Outside processing expense	779	732
Insurance expense	154	109
Other expense	1,109	1,068
Total other expense	10,199	10,035

Income before income taxes	2,534	2,956
Income taxes	544	682
Net income	$1,990	$2,274

Per Share Data
Average shares outstanding	5,404,338	5,332,106	*
Basic earnings per share	$0.37	$0.43	*
Average shares outstanding for diluted earnings per share	5,440,419	5,394,802	*
Diluted earnings per share	$0.37	$0.42	*
Cash dividends declared per share	$0.19	$0.17	*

*                 References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

Leesport Financial Corp.

Leesport Bank

•                  Madison Bank

•                  Philadelphia Financial Mortgage

•                  Madison Equipment Leasing

Essick & Barr LLC

•                  Essick & Barr Insurance

•                  The Boothby Group

•                  Madison Insurance Consultants

Madison Financial Advisors LLC

Leesport Realty Solutions LLC

Leesport Mortgage LLC

For additional
information, contact:

Edward C. Barrett
Chief Financial Officer
610.478.9922 x251
ebarrett@leesportfc.com

www.leesportfc.com

NASDAQ: FLPB

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.